UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
April 16, 2018
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
Special Distribution Authorized
On April 16, 2018, the board of directors (the “Board”) of Steadfast Income REIT, Inc. (the “Company”) authorized and declared a special distribution to the Company’s stockholders of record as of the close of business on April 20, 2018. The special distribution will be equal to $1.00 per share of common stock and will be paid on or about May 1, 2018. The special distribution will be payable to stockholders from legally available funds therefor.
The Board determined to authorize the special distribution in lieu of the previously announced anticipated self-tender offer. The funds used to pay the special distribution will consist primarily of a portion of the net proceeds received by the Company in the joint venture transaction with Blackstone Real Estate Income Trust, Inc. (“BREIT”). For more information on the transaction with BREIT, see the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2018.
Reinstatement and Amendment of Share Repurchase Program
As previously disclosed, the Board determined to suspend the Company’s share repurchase program (the “Share Repurchase Program”), effective April 28, 2018. In conjunction with authorizing the special distribution in lieu of the anticipated self-tender offer, the Board determined to reinstate and amend the Share Repurchase Program, as described below, effective April 21, 2018. For the full terms and conditions of the reinstated and amended Share Repurchase Program, see Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Pursuant to the reinstated and amended Share Repurchase Program, shares will be repurchased by the Company at a price equal to 93% of the most recently determined estimated value per share publicly disclosed by the Company. The share repurchase price will be further reduced based on how long a stockholder has held the shares of the Company’s common stock, except for in the instance of stockholder’s death or disability. The amended Share Repurchase Program will be effective upon 30 days’ notice to stockholders of the amendment, which is expected to occur prior to the May 2018 repurchase date described below. Once effective, the new share repurchase price will be $9.15 per share, which represents 93% of $9.84, the estimated value per share of $10.84 as of December 31, 2017, less the $1.00 per share special distribution to be paid to stockholders on or about May 1, 2018. Due to the suspension and subsequent reinstatement and amendment of the Share Repurchase Program, the next repurchase date will be on or about May 31, 2018. Stockholders that have previously submitted a repurchase request, including valid redemption requests received during the three months ended March 31, 2018, may withdraw their repurchase request at any time up to May 21, 2018. Thereafter, stockholders may withdraw their repurchase request at any time up to three business days prior to the end of the applicable fiscal quarter. If a stockholder has previously submitted a share repurchase request and does not wish to withdraw such request, no action needs to be taken and the Company will redeem all pending requests in the order they were received pursuant to the terms of the reinstated and amended Share Repurchase Program.
Stockholder Letter
The Company is furnishing a letter to its stockholders, dated April 20, 2018 (the “Stockholder Letter”), that sets out, among other things, (1) the Company’s intent to declare a special distribution equal to $1.00 per share of common stock, (2) the reinstatement and amendment of the Company’s share repurchase program and (3) management’s strategy for the Company going forward. The Stockholder Letter is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibits	Description

99.1	Share Repurchase Program
99.2	Stockholder Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	April 20, 2018	By:	/s/ Kevin J. Keating
Kevin J. Keating
Chief Financial Officer and Treasurer